                                                                   EXHIBIT 10.27

                                                 CONFIDENTIAL TREATMENT REQESTED
                        UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.49

                              DISTRIBUTOR AGREEMENT

Agreement between MEDIA GENERAL FINANCIAL SERVICES, INC., a Virginia Corporation, with its principal place of business at 333 East Franklin Street, Richmond, Virginia 23219 ("Media"), and HOOVER'S, INC., a Delaware Corporation with its principal place of business at 5800 Airport Boulevard, Austin, Texas 78752 ("HOOVER'S").

1. Subject to the terms and conditions of this Agreement, Media hereby grants to HOOVER'S a non-exclusive license to install, market, and distribute certain selected elements of Media's common stock database through the HOOVER'S products and services described in EXHIBIT I, attached hereto and made a part hereof. The data elements licensed, hereinafter referred to as "Media data", are shown in EXHIBIT II, attached hereto and made a part hereof. The licensed Media data may be utilized in whole or in part in the approved HOOVER'S products and services as specified in EXHIBIT II of this Agreement. Other specific terms and conditions relating to Media data usage are in EXHIBIT III, attached hereto and made a part hereof. Media reserves the right to modify its databases from time to time in its sole discretion. Media shall give HOOVER'S sixty (60) days prior written notice if any such change will affect the Media data. In addition to the license granted hereunder for use of the Media data through HOOVER'S' products and services, HOOVER'S may develop and market such other products and services utilizing the Media data as the parties mutually agree to add to this Agreement by amendment, subject to the provisions of Paragraph 14 hereof.

The Media data shall be made available to HOOVER'S via such media and in such format as shall be mutually agreed upon. Frequency of delivery of the Media data to HOOVER'S shall be daily according to a production schedule as shall be mutually agreed upon. HOOVER'S agrees that it shall update the Media data on its product and service systems on at least the same frequency as the Media data are supplied to HOOVER'S by Media under Paragraph (1) of this Agreement and that its failure to do so shall constitute a breach of this Agreement by HOOVER'S. Media shall have no liability for delays or non-performance occasioned by causes beyond its control, including but not limited to acts of God, fires, inability to obtain materials, strikes or other labor actions, breakdown of equipment, delays or shutdowns of carriers or suppliers, and government acts or regulations.

2(a).     Media represents and warrants to HOOVER'S that the Media data as delivered to HOOVER'S does not and will not infringe upon or violate any patent, copyright, trade secret or any other proprietary rights of any third party. In the event of any claim, suit or action by any third party against HOOVER'S arising out of Media's breach of the foregoing representation and warranty, HOOVER'S shall promptly notify Media, and Media shall defend such claim, suit or action in HOOVER'S' name but at Media's expense under Media's control. Media shall indemnify and hold harmless HOOVER'S against any loss, cost or damage, expense or liability arising out of such claim, suit or action (including litigation costs and reasonable attorneys fees) whether or not such claim, suit or action is successful. Should any material and/or information constituting the Media data become, or in Media's opinion be likely to become, the subject of a claim for infringement, Media may authorize the continued use of, replacement, removal, or modification of such material and/or information to render it non-infringing.

2(b).     HOOVER'S represents and warrants to Media that neither the reformatting nor the means of presentation on or through the HOOVER'S product and service shall cause the Media data to infringe upon or violate any patent, copyright, trade secret or any other proprietary rights of any third party. In the event of any claim, suit or action by any third party against Media arising out of HOOVER'S' breach of the foregoing representation and warranty, or any errors in the presentation of the Media data caused by HOOVER'S, Media shall promptly notify HOOVER'S, and HOOVER'S shall defend such claim, suit or action in Media's name but at HOOVER'S expense under HOOVER'S control. HOOVER'S shall indemnify and hold harmless Media against any loss, cost or damage, expense or liability arising out of such claim, suit or action (including litigation costs and reasonable attorneys fees) whether or not such claim, suit or action is successful.

                                                                   EXHIBIT 10.27

                                                 CONFIDENTIAL TREATMENT REQESTED
                        UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.49

2(c).     Media bases its data on sources believed by it to be reliable and will endeavor to insure that the data contained in the licensed Media data are complete, accurate and timely. However, Media does not represent, warrant, or guarantee such completeness, accuracy or timeliness, and it shall have no liability of any kind whatsoever to HOOVER'S, to any of HOOVER'S' customers, or to any other party, on account of any incompleteness of, inaccuracies in or untimeliness of the Media data provided hereunder or for any delay in reporting such data. Media expressly disclaims all warranties of fitness of the Media data or computations and analyses thereof for a particular purpose or use. With regard to the subject matter of this Paragraph 2(c), in no event shall Media have any liability of any kind for any damages even if notified of the possibility of such damages. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WITH RESPECT TO THE DATA PROVIDED UNDER THIS AGREEMENT.

3. HOOVER'S shall insure that the Media data shall be clearly identified as provided by Media in the HOOVER'S product and service and in materials that describe the sources of data in the HOOVER'S product and service. HOOVER'S shall insure that an appropriate disclaimer, approved by Media and containing a paraphrase of the language contained in Paragraph 2(c) above, shall be shown at appropriate places to any user of the Media data through the HOOVER'S products and services.

4(a).     For the license hereby granted to HOOVER'S by Media to offer the Media data through the products and services set forth in EXHIBIT I, HOOVER'S shall pay to Media a monthly license fee as follows:

          April 2002  -  March 2003   [*](1)           Year 1 Total   [*](2)

          April 2003  -  March 2004   [*](3)           Year 2 Total   [*](4)

          April 2004  -  March 2005   [*](5)           Year 3 Total   [*](6)

4(b).     HOOVER'S shall pay such monthly license fee to Media on or before the thirtieth (30th) day after the end of the month in which the fees shall have accrued. If any payment due by HOOVER'S hereunder is not received by Media within that period, Media shall have the option to immediately discontinue providing the Media data to HOOVER'S, and Media, at its sole discretion, may then require prepayment for all future services provided to HOOVER'S under this Agreement. Media may then terminate this Agreement should such payment not be received within ten (10) days after written notice to HOOVER'S. In addition to and not in limitation of the foregoing, if payment is not timely made, HOOVER'S shall be liable for all collection costs incurred by Media, including, without limitation, all reasonable attorneys' fees and court costs.

4(c).     At Media's option and no more than once per year, an independent auditor selected by Media may inspect, audit and copy, during regular business hours and with advance notice of at least five (5) days, those records of HOOVER'S that specifically relate to usage of the Media data hereunder. Such right of inspection shall exist during the terms of this Agreement and for twelve (12) months thereafter. Media shall pay the fees of any auditor selected pursuant to this subparagraph.

5. HOOVER'S agrees that before any of its clients or customers may access the Media data through the HOOVER'S product and service, they must have signed or otherwise be bound by some appropriate type of HOOVER'S subscriber agreement containing provisions prohibiting the resale or redistribution of any data

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(1) [*] Indicates that material has been omitted and confidential treatment requested. All such material has been filed separately with the Commission pursuant to Rule 406.

(2) [*] Indicates that material has been omitted and confidential treatment requested. All such material has been filed separately with the Commission pursuant to Rule 406.

(3) [*] Indicates that material has been omitted and confidential treatment requested. All such material has been filed separately with the Commission pursuant to Rule 406.

(4) [*] Indicates that material has been omitted and confidential treatment requested. All such material has been filed separately with the Commission pursuant to Rule 406.

(5) [*] Indicates that material has been omitted and confidential treatment requested. All such material has been filed separately with the Commission pursuant to Rule 406.

(6) [*] Indicates that material has been omitted and confidential treatment requested. All such material has been filed separately with the Commission pursuant to Rule 406.

                                                                   EXHIBIT 10.27

                                                 CONFIDENTIAL TREATMENT REQESTED
                        UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.49

obtained from the HOOVER'S service (which will include the Media data) in any form. HOOVER'S represents and warrants to media that it assumes all responsibility for the accuracy, integrity and support of its software which utilizes the Media data. Specific references by HOOVER'S that the Media data has any predictive value for the purpose of enhancing investment returns are strictly prohibited.

6. HOOVER'S represents and warrants that the Media data supplied hereunder shall be used and released from its data system only in accordance with the terms of this Agreement and in furtherance thereof. The license granted under Paragraph 1 hereof does not permit HOOVER'S to use, sell or distribute the Media data for any use or purpose other than those specifically set forth in this Agreement. Any other use of the Media data by HOOVER'S not expressly authorized herein must be approved in advance in writing by Media in its sole discretion.

7. Any use of the names or marks of either party in connection with promotional activities, advertising, or other use outside the ordinary course of business in performing this Agreement shall be subject to the prior written approval of the other party.

8. HOOVER'S acknowledges that the Media data in the form delivered represent confidential proprietary business information and that its utilization of the Media data is strictly limited in accordance with this Agreement. Media acknowledges that any HOOVER'S software used for the access, delivery and manipulation of Media data represents confidential proprietary business information and utilization of such software by Media or any of its employees or agents is strictly limited in accordance with the terms of this Agreement.

9. HOOVER'S acknowledges that the Media data consist of factual information gathered, selected and arranged by Media by special methods and at considerable expense; that the Media data, and all titles, formats and other descriptive headings associated herewith, are and at all times shall be, the sole property of Media, and that neither HOOVER'S nor any of its clients, customers or agents in any capacity shall sell or otherwise dispose of or distribute the Media data, or any portion thereof, to others at any time, either during or after the expiration of this Agreement, except as permitted by the terms hereof. HOOVER'S will act promptly to prevent any breach or continuation of a breach by any of its clients, customers or agents of the provisions of this Agreement, or the HOOVER'S subscriber agreement, such action to include termination of services if required by Media.

10. HOOVER'S expressly recognizes and acknowledges that its covenants set forth in Paragraphs 6, 7, 8, and 9 are reasonable requirements of Media in the protection of substantial business interests. HOOVER'S further acknowledges that the remedy at law for breach of any of its undertaking in said paragraphs would be inadequate and that, in addition to all other remedies provided by law, Media shall be entitled to injunctive relief restraining any breach or threatened breach, without the necessity of posting a bond. HOOVER'S liability for breach of this Agreement and for sums due to Media hereunder shall survive any termination hereof.

11(a)     Subject to the terms and conditions described below, the initial term of this Agreement shall be for a period of three (3) years from the effective date of this Agreement specified in Paragraph 18. At the end of the initial three-year term, this Agreement shall be automatically renewed from year to year, unless either party gives to the other written notice of termination at least ninety (90) days prior to the expiration of the initial term, or any renewal term, as the case may be.

Promptly following termination of this Agreement for any reason, HOOVER'S shall make no further use of the Media data in any form and shall use all reasonable efforts to purge all Media data from its electronic delivery systems. HOOVER'S shall certify to Media in writing that the requirements of this paragraph have been met within seven (7) days of any termination, and HOOVER'S shall be obligated to pay Media a fee of

                                                                   EXHIBIT 10.27

                                                 CONFIDENTIAL TREATMENT REQESTED
                        UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.49

[*](7) per day, or any part of a day, for each day that HOOVER'S continues electronic use of any Media data in any form, such post-termination payment obligations to become effective beginning with the eighth(8th) day after any termination of this Agreement.

Upon termination of this Agreement for any reason other than non-payment, HOOVER'S may, upon request and notification to Media, continue to use the Media data only in its existing non-electronic hard copy, physical products and those non-electronic hard copy, physical products under preparation for a period of twelve (12) months from the date of termination, provided that Media shall not be required to provide any continuing data service to HOOVER'S during this twelve (12) month period. Following the expiration of this twelve (12) month period, HOOVER'S shall make no further use of the Media data in any form, except that HOOVER'S may continue to hold the Media data only in its archive of hard copy and physical products. Notwithstanding the termination or expiration of this Agreement, the rights and obligations under Paragraphs 2, 4, 5, 6, 7, 8, 9, 10, 11 and 12 shall survive and continue and bind the parties and their legal representatives and permitted assigns.

11(b).    Either Media or HOOVER'S may terminate this Agreement and the license conferred hereunder as follows:

          (i)     Media may terminate as specified in Paragraph 4(b).

          (ii) Either party may terminate if the other breaches any other term or covenant of this Agreement, and such breach continues unremedied for ten
(10) days after written notice to the party in breach by the other party. Either party may seek liability for breach of this Agreement by the other party.

          (iii) Commencing April 1, 2003, HOOVER'S may terminate this Agreement without cause upon thirty (30) days written notice to Media.

12. All marketing and promotional references to the Media data to be used by HOOVER'S in its efforts to market HOOVER'S products and services which use the Media data shall be subject to the prior written approval of Media. In the event that Media advertises its connection with HOOVER'S service, or in the event Media promotes the availability of the Media data in HOOVER'S products and services, HOOVER'S shall have the right of prior approval of all materials used in such efforts. If the approving party does not respond within five (5) days, the other party may consider the materials approved.

13. All notices, payments and other communications permitted or required by this Agreement shall be in writing, addressed as follows:

          DENNIS H. CARTWRIGHT, PRESIDENT & CEO
          MEDIA GENERAL FINANCIAL SERVICES, INC.
          POST OFFICE BOX 85333      or     333 E. FRANKLIN STREET
          RICHMOND, VIRGINIA 23293          RICHMOND, VIRGINIA 23219

          CARL SHEPHERD, EXECUTIVE VICE PRESIDENT
          HOOVER'S, INC.
          5800 AIRPORT BOULEVARD
          AUSTIN, TEXAS 78752

Either party may change its address for such matters by notice given in the manner prescribed above. If sent by certified or registered mail, notices shall be effective three business days after posting; otherwise, notices shall be effective upon receipt by the other party.

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(7) [*] Indicates that material has been omitted and confidential treatment requested. All such material has been filed separately with the Commission pursuant to Rule 406.

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                                                                   EXHIBIT 10.27

                                                 CONFIDENTIAL TREATMENT REQESTED
                        UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.49

14. This Agreement represents the entire understanding between HOOVER'S and Media as to the subject matter hereof. Any amendments or additions hereto shall be only in writing executed by the parties.

15. This Agreement is made in, and shall be governed by and construed in accordance with the laws of, the State of Virginia.

16. The licensed rights hereunder may not be transferred or assigned by either party in any manner without the written approval of the other party, except that Media may assign this Agreement to any affiliate or parent of Media without the consent of HOOVER'S.

17. No waiver of any breach of any term or condition herein shall be deemed to be a waiver of any subsequent breach of any term or condition. Failure or delay by either party in exercising any right or authority hereunder shall not be construed as a waiver of such right or authority.

18.       This Agreement shall become effective on April 1, 2002.


MEDIA GENERAL FINANCIAL SERVICES, INC.         HOOVER'S, INC.
333 EAST FRANKLIN STREET                       5800 AIRPORT BOULEVARD
RICHMOND, VIRGINIA 23219                       AUSTIN, TEXAS 78752

By:                                            By:
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Title:                                         Title:
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Date:                                          Date:
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